UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014 (November 3, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-51429	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi’An, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-29-83328813

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2014, China Housing & Land Development, Inc. (the “Company”) announced that, due to increased uncertainty in the prospect of completing the “going private” transaction authorized and approved by the board of directors of the Company (the “Board”) on August 19, 2014 (the “Transaction”) as a result of changing financial, operational and business conditions, the Board decided to terminate the proposed Transaction. The Transaction was disclosed on the Form 8-K filed on August 25, 2014 and the Schedule 13E-3 and the preliminary proxy statement on Schedule 14A filed on August 26, 2014. A copy of the press release issued by the Company regarding the termination of the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description
99.1	Press release, dated November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT INC.

November 3, 2014	By: /s/ Pingji Lu
Name: Pingji Lu
Title: Chairman of the Board of Directors

EXHIBIT INDEX

Exhibits	Description
99.1	Press release, dated November 3, 2014.